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                                                                   Exhibit 99.1



                                  CONFIDENTIAL

THE SECURITIES PURCHASED PURSUANT TO THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE AND CANADIAN SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INVESTOR SHOULD BE AWARE THAT IT WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME, INCLUDING THE RISKS AS SET FORTH IN THE COMPANY'S REPORTS AND REGISTRATION STATEMENTS AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

THE SECURITIES PURCHASED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES OR QUALIFIED FOR DISTRIBUTION UNDER APPLICABLE CANADIAN SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES PURCHASED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE ONTARIO SECURITIES COMMISSION OR OTHER UNITED STATES OR CANADIAN REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE SECURITIES OFFERED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                            STOCK PURCHASE AGREEMENT

         AGREEMENT made as of the __th day of February, 2000, by and between DUSA PHARMACEUTICALS, INC., a New Jersey corporation, having its principal executive offices located at 25 Upton Drive, Wilmington, Massachusetts 01887 (hereinafter referred to as the "Company") and Invesco Global Health Sciences Fund, a business trust formed under laws of the State of Massachusetts, having its principal executive offices located at 7800 East Union Avenue, Suite 1100, Denver, Colorado, 80237 (hereinafter referred to as the "Purchaser").

                               W I T N E S S E T H

         WHEREAS, the Company has issued and outstanding as of the date hereof 12,008,505 shares of common stock, without par value; and

         WHEREAS, the Company believes that it is in its best interests to issue 1,500,000 shares of its authorized but unissued common stock to the Purchaser for the consideration stated herein, and the Purchaser wishes to purchase such shares on the terms provided herein.


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         NOW, THEREFORE, in consideration of the mutual covenants provided herein, the parties agree as follows:

1.       Purchase.

                  1.1 At the Closing, the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser, One Million Five Hundred Thousand (1,500,000) shares of the Company's common stock (hereinafter referred to as the "Shares") for the purchase price of United States Twenty-Eight Dollars and Fifty Cents ($28.50) per Share, or an aggregate price of United States Forty-Two Million Seven Hundred Fifty Thousand Dollars ($42,750,000) (hereinafter referred to as the "Purchase Price"), at the closing (the "Closing"). At the Company's sole option and without affecting the conditions or obligations of the Purchaser under this Stock Purchase Agreement, the Company may enter into substantially the same form of purchase agreement with certain other investors (the "Other Purchasers", and, collectively with the Purchaser, the "Purchasers") to sell shares of its common stock to such Other Purchasers, provided that (i) the Company may not sell more than 500,000 shares of common stock in the aggregate to such Other Purchasers for a total offering by the Company of 2,000,000 shares of common stock (the "Offering") and (ii) such Other Purchasers agree to purchase such shares on or prior to the date hereof on terms no less favorable to the Company.

                  1.2 Payment of the Purchase Price shall be in same day funds by certified check, bank cashier's check, money order or similar instrument, or by means of wire transfer due and payable to the Company at the Closing.

                  1.3 The Closing shall take place at the offices of Lane and Mantell, 991 Route 22 West, Somerville, New Jersey on the day which is one (1) business day after the Company receives notification from the staff of the U.S. Securities and Exchange Commission (the "Commission") of the staff's willingness to declare effective the registration statement to be filed by the Company as provided in Section 5 of this Stock Purchase Agreement, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers (the "Closing Date"). At the Closing, the Company will deliver to the Purchaser certificates evidencing the Shares to be purchased by the Purchaser, registered in its name, upon payment of the Purchase Price thereof in the manner specified in Section 1.2. As of the date of Closing, the Purchaser shall be entitled to vote all of the Shares, to receive dividends, if any, and to obtain all of the rights otherwise granted to the Company's shareholders.

                  1.4 The certificate or certificates evidencing the Shares shall be endorsed as follows:"The securities represented by this certificate were originally purchased on _____ , 2000, and sold in reliance upon the exemption from registration under the Securities Act of 1933 of the United States of America, as amended (the "Act"), provided by Section 4(2) thereof and Rule 506 thereunder and may not be sold or transferred in the United States in the absence of an effective registration statement under the Act or an exemption from registration thereunder."

2. Representations and Warranties by the Company. To induce the Purchaser to enter into this Agreement and to purchase the Shares, the Company hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date, the following:


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                  2.1 Organization, Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Company has one subsidiary, DUSA Pharmaceuticals New York, Inc. which is wholly-owned. The subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Company and its subsidiary are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on their business, prospects, financial condition, assets or properties (a "Material Adverse Effect"). The Company has the requisite corporate power and authority to issue the Shares and to perform its obligations under this Stock Purchase Agreement. For purposes of this Stock Purchase Agreement, where appropriate, references to the Company shall include its subsidiary.

                  2.2 Valid Issuance. The Shares, when issued and delivered against payment therefor pursuant to terms of this Stock Purchase Agreement, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and enforceable in accordance with their respective terms and the terms of this Stock Purchase Agreement. The Shares will be free of any liens or encumbrances other than those created by or imposed upon the Purchaser through no action of the Company. Except for certain holders of outstanding options listed on Schedule 2.2 of this Stock Purchase Agreement, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Resale Registration Statement) to request or require the Company to register the sale of any shares owned by such stockholder in the Resale Registration Statement (as defined in Section 5.3).


                  2.3 Corporate Acts and Proceedings. This Stock Purchase Agreement and the sale of Shares have been duly authorized by all necessary corporate action on behalf the Company. This Stock Purchase Agreement has been duly executed and delivered by an authorized officer of the Company, is a valid and binding agreement on the part of the Company and is enforceable against the Company in accordance with its terms subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles and the enforceability of the indemnification obligations set forth in Section 5.4 hereof. All corporate actions necessary to the authorization, creation, issuance and delivery of the Shares have been taken by the Company. The Company has all requisite legal power and authority to execute and deliver this Stock Purchase Agreement and to carry out and perform its obligations hereunder.


                  2.4 Compliance with Applicable Laws and Other Instruments. The Company is not in violation of or default of its Certificate of Incorporation or Bylaws or, except as disclosed in the SEC Filings as defined in Section 2.6 of any instrument, indenture or agreement to which it is a party or by which it is bound, or to its knowledge of any provision of federal or state law, or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. Neither the execution or delivery of, nor the performance of or compliance with this Stock Purchase Agreement, the issuance of the Shares nor the consummation of the transactions contemplated hereby will, with

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or without the giving of notice or passage of time, result in any material breach of, or constitute a material default under, or result in the imposition of any material lien or encumbrance upon any asset or property of the Company pursuant to, any material agreement, contract, permit, license, indenture or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected or to its knowledge any provision of federal or state law or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect, and will not violate the Company's Certificate of Incorporation or Bylaws.

                  2.5 Securities Laws. Based in part upon the representations of the Purchaser in Section 3 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Shares, other than (i) the filing of a Form D pursuant to Regulation D under the Securities Act of 1933, as amended (the "Act"), (ii) the filing, if required, of any notice with any state whose laws require such filing, (iii) the qualification thereof, if required, under other applicable state laws, which qualification has been or will be effected as a condition to the Closing and (iv) the listing thereof on the NASDAQ Stock Market. Based in part upon the representations of the Purchaser in Section 3, the offer, issuance, sale and delivery of the Shares will not require compliance with the prospectus delivery or registration requirements in the Act.

                  2.6 Capital Stock. The authorized and issued capital stock of the Company is correctly set forth in the financial statements for the year ended December 31, 1999. All of the outstanding shares of the Company were duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with applicable securities laws, were not issued in violation of or are not otherwise subject to any preemptive or other similar right or rights to subscribe for or purchase securities and conform in all material respects to the description thereof contained in the Form 10-K. Except as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (the "Form 10-K"), and any other reports filed prior to Closing (collectively, the "SEC Filings"), in each case as filed with the Securities and Exchange Commission (the "Commission"), or on Schedule 2.6 attached to this Stock Purchase Agreement, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, proxy or stockholder agreements, or other agreements or arrangements of any character or nature whatever, other than in connection with the Offering, pursuant to which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Neither the offer nor the issuance or sale of the Shares constitutes an event under any anti-dilution provisions of any securities issued (or issuable pursuant to outstanding rights, warrants or options) by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of securities issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any securities of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

                  2.7 SEC Filings. The Company has furnished, or made available through the EDGAR Internet web site of the Commission, to the Purchaser true and complete copies of the SEC Filings. As of their respective filing dates, the SEC Filings complied in all material

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respects with the applicable requirements of the Exchange Act of 1934, as amended (the "Exchange Act"). The SEC Filings do not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Deloitte & Touche LLP has expressed their opinion with respect to the audited consolidated financial statements to be incorporated by reference into the Registration Statement and the Prospectus which forms a part thereof from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and are independent accountants as required by the Act and the rules and regulations thereunder. The consolidated financial statements (including the notes and schedules thereto) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as otherwise disclosed in the notes thereto) and fairly present the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of unaudited interim financial statements, to normally recurring year-end adjustments and any other adjustments described in such financial statements.

                  2.8      Intellectual Property.

                  Except as otherwise specifically disclosed in the SEC Filings to the best of its knowledge, the Company and its subsidiary: (i)own, or have obtained licenses or rights to use, patents, trademarks (both registered and unregistered), trade names, and trade secrets necessary to carry out the Company's and its subsidiary's respective businesses as currently conducted with respect to the treatment of actinic keratoses of the face and scalp with Levulan7KerastickJ; provided however, that the Company does not provide any warranty of non-infringement (collectively, the "Intellectual Property"); (ii) have not received notice from any third party who has asserted any ownership rights to any Intellectual Property; (iii) are not aware of sales of any products that would constitute an infringement by third parties of any material Intellectual Property; (iv) are aware of no pending or threatened action, suit, proceeding or claim by a third party challenging the ownership rights in, validity or scope of, the Intellectual Property; provided however that the Company is aware of: (a) the opposition to Japanese Patent No. 273032, licensed by the Company from PARTEQ, (b) while not a threat of litigation, the January 14, 2000 and February 8, 2000 letters from Dr. Edwin Adair to the Company, (c) the letters dated January 11, 2000 and January 18, 2000 from Berwin Leighton to the Company alleging breach and termination of the License Agreement between the Company and Photo Therapeutics Limited with respect to patents and know-how regarding a prototype light device; and (v) are not aware of any pending or threatened action, suit, proceeding or claim by a third party asserting that the Company or its Subsidiary infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of any third party as would reasonably be expected to result in a Material Adverse Effect.

                  2.9 Litigation. Other than as described in the SEC Filings (as defined in Section 2.6 ), there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the best of the Company's knowledge, threatened against the Company or its properties, assets or business, and neither the Company nor any of its officers is aware of any facts which might result in or form the basis for any such action, suit or other proceeding, in each case which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect or prevent or adversely affect the transactions

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contemplated by this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality which default would have a Material Adverse Effect.

                  2.10 Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements included in the SEC Filings, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company and its subsidiary. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the SEC Filings, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                  2.11 No Brokers or Finders. Except for claims of Chase Securities Inc. and CIBC World Markets (the "Agents") in connection with this transaction which shall not exceed an aggregate of 5% of the total purchase price for the Shares, no person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. The fees and commissions payable to the Agents shall be paid by the Company and the Company shall indemnify and hold the Purchaser harmless for any claims made by the Agents concerning the purchase of the Shares.

                  2.12 Insurance. Each of the Company and its subsidiary maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and its subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; however the Company is seeking, but has not yet obtained product liability insurance.

                  2.13 Compliance with Environmental Laws. Except as disclosed in the SEC Filings, the Company is not, to its knowledge, in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation, except to the extent such expenditure may be required in the case of the establishment of a limited production line as a second source for the Levulan(R) Kerastick(TM). To the best of the Company's knowledge, the Company does not have any material liability to any governmental authority or other third party arising under or as a result of any such past or existing statute, law or regulation.

                  2.14 Compliance. The Company has not been advised, and has no reason to believe, that either it or any of its subsidiary is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business; except where failure to be so in compliance would not have a Material Adverse Effect.


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                  2.15 Taxes. The Company and its subsidiary have filed all
necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiary which could materially and adversely affect the business, operations or properties of the Company and its subsidiary.

                  2.16 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with fully.

                  2.17 Changes. Except as set forth in the SEC Filings, since December 31, 1999, the Company has not, to the extent material to the Company and its subsidiary, taken as a whole, (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business or which could materially and adversely affect the Company's (and its subsidiary) future profitability, (ii) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, (iii) waived any debt owed to the Company, (iv) satisfied or discharged any lien, claim or encumbrance or paid any obligation other than in the ordinary course of business, (v) declared or paid any dividend, or (vi) entered into any transaction other than in the usual and ordinary course of business. Other than as may be set forth in the SEC Filings, there has been no material adverse changes in the financial condition or business, assets or properties of the Company since the date of the financial statements contained in the SEC Filings other than normal recurring operating losses.

                  2.18 Representations. The Company certifies that the representations set forth herein concerning the Company are true and correct as of the date hereof, shall be true and accurate as of the Closing Date and shall survive thereafter.

3.       Representations by Purchaser.

         The Purchaser makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company is relying thereon, all of which shall survive the Closing:

                  3.1 The Purchaser acknowledges that the Shares have not been registered under the Act or under the securities laws of any state, and have not been qualified for distribution under any applicable Canadian securities laws; that the Company has no obligation to effect such registration or qualification, except as set forth in Section 5 hereof; and that the Shares issuable hereunder are subject to substantial restrictions on transfer. The Purchaser is not a resident of Canada.

                  3.2 The Shares are being purchased for the Purchaser's own account for investment purposes and not with a view to or for sale in connection with any distribution, except as permitted hereunder and in accordance with applicable law. The Purchaser has such knowledge and experience in financial and business matters that will enable the Purchaser to

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utilize the information made available to it in connection herewith to evaluate the merits and risks of the prospective investment and to make an informed investment decision.

                  3.3 The Purchaser understands that an investment in the Shares involves significant risks and that it has taken full cognizance of and understands the risk factors relating to the purchase of the Shares set forth in the SEC Filings, including, but not limited to, certain risk factors as set forth in the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 1999 to be filed with the Commission.

                  3.4 The Purchaser is validly existing and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance by the Purchaser of this Stock Purchase Agreement, and the purchase of the Shares have been duly authorized and approved by all necessary corporate or other action by the Purchaser. This Stock Purchase Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles and the enforceability of the indemnification obligations set forth in Section 5.4 hereof. The execution, delivery and performance of this Stock Purchase Agreement and the purchase of the Shares will not conflict with, or result in a material breach of any of the terms of, or constitute a material default under, any articles of incorporation, agreement, trust, instrument, covenant or other restriction to which the Purchaser is a party or by which it is bound.

                  3.5 The Purchaser's investment in the Company is reasonable in relation to the Purchaser's net worth and financial needs and the Purchaser is able to bear the economic risk of losing the entire investment in the Shares. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D of the Act.

                  3.6 The Purchaser understands that no United States or state agency, or Canadian or provincial regulatory authority, has approved or disapproved the Shares, passed upon or endorsed the merits of this offering, or made any finding or determination as to the fairness of the Shares for investment.

                  3.7 The Purchaser is fully aware that the Shares purchased are being sold in reliance upon exemptions from registration under the Act and state securities laws, as well as applicable Canadian laws and regulations, based upon, among other things, the Purchaser's representations, warranties, declarations and agreements set forth in this Agreement. The Purchaser is fully aware of the restrictions on resale, transferability and assignment of the Shares, and that the Purchaser must bear the economic risk of their investment in the Company for an indefinite period of time because the Shares have not been registered under the Act and, therefore, cannot be offered or sold unless they are subsequently registered under the Act or qualified for distribution under the applicable Canadian securities legislation, or an exemption from registration or prospectus requirements is available thereunder.

                  3.8 The Purchaser certifies that the representations set forth herein concerning the Purchaser are true and correct as of the date hereof , shall be true and accurate as of the Closing Date, and shall survive the Closing.

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                  3.9 The Purchaser acknowledges that material documents,
records and books pertaining to the Company have, on request, been made available to the Purchaser or its counsel or other representatives, including but not limited to, the Company's Annual Report on Form 10- K for the year ended December 31, 1999.

                  3.10 The Purchaser acknowledges that, at a reasonable time prior to the date hereof, it has had the opportunity to ask questions of, and receive answers from the senior management of the Company concerning all material aspects of the business of the Company and the terms and conditions of the purchase of the Shares, and to obtain any additional information to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, which is necessary to verify the accuracy of the information given to the Purchaser or otherwise to make an informed investment decision.

                  3.11 The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 1 above, relied solely upon the SEC Filings and the documents included therein and the representations and warranties of the Company contained herein and not on any other information concerning the Company or the Offering. .

                  3.12 The Purchaser represents and warrants to and covenants with the Company that the Purchaser has not engaged and will not engage in any sales of the Shares, including a short sale covered by the Shares, (i) prior to the effectiveness of the Resale Registration Statement (as defined in Section
5), except to the extent that any such short sale is fully covered by shares of common stock of the Company other than the Shares, or (ii) unless such sale is exempt from the registration requirements of applicable securities laws.

                  3.13 The Purchaser has not entered into any agreement to pay commissions to any persons with respect to the purchase or sale of the Shares, except commissions for which the Purchaser will be responsible.

                  3.14 The Purchaser acknowledges that the Company will pay to Chase Securities Inc. and CIBC World Markets with respect to the sale of the Shares by the Company to the Purchaser a commission of 5 % of the aggregate Purchase Price, payable in cash at the time of Closing.

4.       Covenants of the Purchaser.

                  4.1 Purchaser covenants that the Purchaser shall resell the Shares only pursuant to effective registration under the Act in accordance with the rules and regulations which may pertain to the Purchaser upon such resale under the Act or under any other applicable United States or Canadian securities regulation, or pursuant to an available exemption from registration or prospectus requirements there, including applicable prospectus delivery requirements, under and in accordance with the requirements of Securities Act (Ontario) to the extent that such act applies to such resale.

                  4.2 The Purchaser acknowledges and agrees that the Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent

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evidencing the Shares is accompanied by a separate officer's certificate to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and the Rules and Regulations and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

5. Certain Registration and Related Rights. In accepting this subscription, the Company agrees to the following provisions regarding certain registration and related rights:

                  5.1 Registration of the Shares. The Company agrees to use its best efforts to file with the Commission, and other appropriate United States securities regulatory agencies, pursuant to the Act, a Registration Statement on Form S-3, or its equivalent, in order to register the Shares purchased by the Purchaser according to the procedure stated in Section 5.3 below.

                  5.2 Expenses. The Company will pay all Registration Expenses in connection with the registration of the Shares pursuant to Section 5.1. The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5.1, including, without limitation, all registration and filing fees, printing expenses, transfer agent and registrar fees, fees and disbursements of counsel for the Company, "blue sky" fees and expenses, accountants' expenses including without limitation any special audits or "comfort" letters incident to or required by any such registration, fees for listing the shares on securities exchanges and/or the Nasdaq Stock Market, NASD fees, costs of any insurance which might be obtained, fees and expenses of one counsel for the Purchaser, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions.

                  5.3      Registration Procedures.

                  (a)      The Company will promptly:

                           (i) not later than 30 business days after the
execution of this Stock Purchase Agreement file a registration statement or amend an existing effective registration statement (in either case, the "Resale Registration Statement") with the Commission to register under the Act the resale by the Purchaser of the Shares;

                           (ii) use its best efforts to cause the Resale
Registration Statement to become effective under the Act as expeditiously as possible after the Resale Registration Statement is filed;

                           (iii) use its best efforts to cause such
Registration Statement to remain effective until such time as the Purchaser becomes eligible to resell the Shares pursuant to Rule 144(k) under the Act or until all of the Shares have been sold, whichever occurs first;

                           (iv)     prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respec to the disposition of the Shares until the Shares have been disposed of in accordance with the intended methods of disposition by the Purchaser set forth in such registration statement and will furnish, upon request, to the Purchaser prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus;

                           (v)      furnish to the Purchaser such number of
copies of the prospectus included in such registration statement (including eac preliminary prospectus and all amendments or supplements), in conformity with the requirements of the Act and such other documents as the Purchaser may reasonably request to facilitate the public offering of the Shares;

                           (vi)     use its best efforts to register or qualify
 the Shares covered by such registration statement under such other securities or "blue sky" laws of such jurisdiction as the Purchaser shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 5.3 be obligated to be so qualified;

                           (vii)    immediately notify the Purchaser at any
 time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to, as expeditiously as reasonably practicable, correct such untrue statement or omission;

                           (viii) cause the Shares to be listed on the Nasdaq
 National Market or any securities exchange or quoted on each quotation service on which the Common Stock of the Company is then listed or quoted.

                    (b) The Purchaser shall furnish the Company with such information regarding the Purchaser and the distribution of the Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. The Company shall not be obligated to register the Shares if the Purchaser does not comply with this paragraph.

                    (c) At any time the Company may refuse to permit the Purchaser to resell any Shares pursuant to the Resale Registration Statement; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the Purchaser to the effect that withdrawal of such Resale Registration Statement is necessary because a sale pursuant to the Resale Registration Statement in its then-current form could constitute a violation of the federal securities laws. In such an event, the Company shall use its best efforts to amend the Resale Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws as expeditiously as reasonably practicable, and shall notify the Purchaser promptly after it has determined that such sale has become permissible under the federal securities laws. The Purchaser hereby covenants and agrees that it will not sell any Shares pursuant to the Resale Registration Statement during the periods the Resale Registration Statement is withdrawn as set forth in this
Section 5.3(c).


                    5.4  Indemnification.

                    (a) The Purchaser understands the meaning and legal consequences of the representations and warranties made by the Purchaser in this Stock Purchase Agreement, and agrees to indemnify and hold harmless the Company and each of the Company's directors, each of its officers who sign the Resale Registration Statement, and each person, if any, who controls the Company within the meaning of the Act from and against any and all loss, damage, liability or expenses (including, without limitation, attorneys' fees), as and when incurred (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser, which may not be unreasonably withheld), due to or arising out of (in such case in whole or in part) any breach of any representation or warranty made by the Purchaser set forth herein or in any other agreement or other document furnished by the Purchaser to any of the foregoing in connection with the sale of the Shares, any failure by the Purchaser to fulfill any of its covenants or agreements set forth herein, or arising out of the resale or distribution by the Purchaser of the Shares or any portion thereof in violation of the Act or any applicable foreign or state securities or "blue sky" law.

                    (b) The Company understands the meaning and legal consequences of the representations and warranties made by it in this Stock Purchase Agreement, and agrees to indemnify and hold harmless the Purchaser and each of the Purchaser's directors, officers, and each person, if any, who controls the Purchaser within the meaning of the Act from and against any and all loss, damage, liability or expense (including, without imitation, attorneys' fees), as and when incurred (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which may not be unreasonably withheld), due to or arising out of (in each case in whole or in part) any breach of any representation or warranty made by the Company set forth herein, or any failure by the Company to fulfill any of its covenants or agreements set forth herein.

                    (c) To the extent permitted by law, the Company will indemnify and hold harmless each holder of Shares included in the Resale Registration Statement (a "Holder"), the directors, if any, of such Holder, the officers, if any, of such Holder, and each person, if any, who controls such Holder within the meaning of the Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities to which any of them may become subject, under the

Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof, including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which may not be unreasonably withheld) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will reimburse the Holders and each such controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding.

                    (d) To the extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 5.4(c), the Company, each of its directors and officers who have signed the Resale Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which any of them may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened in respect thereof, including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser, which may not be unreasonably withheld) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with the Resale Registration Statement; and such Holder will reimburse such persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action.

                    (e)   With respect to the indemnification set forth in
Section 5.4, to the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under said Sections 5.4(c) or (d) to the extent permitted by law; provided that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in said Sections 5.4(c) or (d), and (ii) no party guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation The Purchaser's and Holder's aggregate indemnification and contribution obligations under this Section 5 shall be limited in amount to the net amount of proceeds received by the Purchaser or such Holder from the sale of Shares under the Resale Registration Statement.

                    5.5 Information Available. So long as the Resale Registration Statement is effective covering the resale of the Shares owned by the Purchaser, the Company will furnish to the Purchaser:

                    (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (I) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (II) if not included in substance in the Annual Report to Stockholders, its SEC Filings, and (III) a full copy of the particular Resale Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);


                    (b) upon the reasonable request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(III) of this Section 5.5;

                    (c) upon the reasonable request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses; and

                    (d) upon the reasonable request of the Purchaser, the Company will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Resale Registration Statement, subject to appropriate confidentiality limitations as the Company may reasonable require.

6.       Conditions Precedent to Obligations of the Company.

         The obligations of the Company to consummate the transactions contemplated by this Agreement are subject, in the discretion of the Company, to the satisfaction at or prior to the Closing of each of the following conditions:

                    6.1 Accuracy of Representations and Warranties. All representations and warranties of the Purchaser contained herein shall be true in all respects on and as of the date of Closing, with the same force and effect as though made on and as of the date of Closing.

                   6.2 Performance of Agreements. The Purchaser shall have performed all obligations and agreements, and complied with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing.

                   6.3 Officer's Certificate. The Company shall have received a certificate of the Purchaser dated the date of Closing, signed by an authorized officer the Purchaser, to the effect that the conditions specified in Sections
6.1 and 6.2 above have been fulfilled.

                   6.4 Purchase Price. The Company shall have received the Purchase Price as set forth in Section 1.2.


7.       Conditions Precedent to the Obligations of the Purchaser.

         The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject, in the discretion of the Purchaser, to the satisfaction at or prior to the Closing of each of the following conditions:

                   7.1 Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true in all material respects on and as of the date of Closing, with the same force and effect as though made on and as of the date of Closing.

                   7.2 Performance of Agreements. The Company shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing.

                   7.3 Officer's Certificate. The Purchaser shall have received a certificate of the Company, dated as of the date of Closing, signed by an officer of the Company, to the effect that the conditions specified in Sections 7.1 and 7.2 above, have been fulfilled.

                   7.4 Opinion of Counsel for the Company. The Purchaser shall have received an opinion of counsel for the Company, dated as of the date of Closing, in form and substance reasonably satisfactory to the Purchaser, to the effect that:

                         (a)      The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement, and to perform its obligations hereunder.

                         (b)      The execution, delivery and performance by the
Company of thisAgreement and the consummation by the Company of the transactions contemplated hereby have been duly and effectively authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company and, assuming due and effective authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms of such agreement, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, and the enforceability of the indemnification obligations under Section 5.4 are subject to the discretion of the court before which any proceeding therefor may be brought.

                           (c)      The Shares to be issued hereby have been
duly authorized by all necessary corporate action of the Company and, when certificates therefor are countersigned by the Company's transfer agent and issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

                           (d)      The offer and sale of the Shares by the
Company pursuant to the Stock Purchase Agreement are exempt from the registration requirements of Section 5 of the Act. (e) No stop order shall have been received on or prior to the date of Closing from the Commission or any or state governmental authority on the part of the Company with respect to the Shares to be delivered to the Purchaser.

                   7.5   Effectiveness of Resale Registration Statement.
The Commission shall have declared the effectiveness of the Resale Registration Statement prior to the Closing.

If the Resale Registration Statement has not been declared effective by the Commission within 105 days of the filing thereof, then the Purchaser shall have the right, but not the obligation, to terminate this Stock Purchase Agreement without consummating the purchase of the Shares.

                  7.6 Certificates. The Purchaser shall have received one or more certificates representing the Shares.

8.       The Purchaser's Obligations at Closing.

         At the Closing, and concurrently with performance by the Company of its obligations under Section 9, the Purchaser shall deliver or cause to be delivered to the Company the following:

                  (a)    The Officer's certificate described in Section 6.3.

                  (b) The certified check or funds to be delivered pursuant to Section 1.2.

                  (c) Such other certificates, documents and agreements which may be called for under this Stock Purchase Agreement.

9.       The Company's Obligations at Closing.

         At the Closing, and concurrently with performance by the Purchaser of its obligations under Section 8, the Company shall deliver or cause to be delivered the following:

                  (a)    The Officer's certificate described in Section 7.3.

                  (b) Share certificates, which shall be registered in the Purchaser's respective names in the following amounts:


                  (c) Such other certificates, documents and agreements which may be called for under this Agreement (including the Commission's declaration of the effectiveness of the Resale Registration Statement).

10.      Applicable Law.

         This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey.

11.      Entire Agreement.

         This Agreement, when accepted by the parties, will constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be amended other than by a writing executed by all the parties hereto.

12.      Assignability.

         The Purchaser acknowledges that it may not assign any of its rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

13.      Binding Agreement; Succession.

         This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

14.      Waiver or Modification.

         Any of the terms or conditions of this Agreement may be waived or modified at any time and from time to time by the party entitled to the benefit of such term or condition; however, no party shall be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the party or the party's representative. No delay or omission on the part of any party in exercising any right shall operate as a waiver or modification of such right or any other right. A waiver or modification by any party of a breach of a provision of this Agreement shall not constitute a waiver of or prejudice the party's right otherwise to demand strict subsequent compliance with that provision or any other provision.


15.      Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

16.      Notices.

         Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed, sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails to:

the Company:               Dr. D. Geoffrey Shulman
                                  DUSA Pharmaceuticals, Inc.
                                  25 Upton Drive
                                  Wilmington, Massachusetts 01887

with a copy to:            Nanette W. Mantell, Esq.
                                  Lane and Mantell
                                  991 Route 22 West
                                  PO Box 8539
                                  Somerville, NJ 08876
the Purchaser:             Mr. John Schroer
                                 Invesco Funds Group
                                 7800 East Union Avenue, Suite 1100
                                 Denver, Colorado 80237

with a copy to:            Mark Heimlich, Esq.
                                Greenberg Traurig
                                The Tabor Center
                                1200 17th Street, Suite 880
                                Denver, Colorado 80202

17.       Interpretation.

                  17.1 When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

                  17.2 Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.

                  17.3 In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

18. Further Documents. The undersigned agrees that it will execute such other documents as may be necessary or desirable in connection with the transactions contemplated hereby.

19. Confidential Disclosure Agreement. Notwithstanding the provisions of Section 6 of the Confidential Disclosure Agreement dated February 14, 2000, between the Company and Purchaser (the "Confidential Disclosure Agreement"), the parties hereto hereby agree that Purchaser (a) has not violated the provisions of Section 6 of the Confidential Disclosure Agreement by entering into or performing its obligations under this Agreement or purchasing the Shares and (b) will not violate the provisions of Section 6 of the Confidential Disclosure Agreement by selling the Shares at any time and in any manner permitted in this Agreement.

20. Legal Fees. The Company shall pay its own expenses, including legal fees and expenses, incurred with respect to this Stock Purchase Agreement and the transactions contemplated hereby. Unless this Stock Purchase Agreement is terminated by the Purchaser other than for a breach by the Company or a failure by the Company to meet all of the conditions to Closing, whether or not the Closing is effected, the Company will pay an amount not to exceed $20,000 for the Purchaser's expenses for legal fees for counsel to the Purchaser and out of pocket due diligence expenses.

         IN WITNESS WHEREOF, the Purchaser parties have hereby executed this Agreement as of the date set forth above.

Invesco Global Health Sciences Fund               DUSA PHARMACEUTICALS, INC.


By:                                               By: /s/ D. Geoffrey Shulman
   ---------------------                             --------------------------
                                                  D. Geoffrey Shulman, MD, FRCPC
                                                  President and CEO

                                  SCHEDULE 2.2

Parteq Research and Development Innovations -                         85,323 Shares underlying options

Mid-Ocean Investments Ltd. -                                          30,000 Shares underlying options

Nanette W. Mantell, Esq. -                                            40,000 Shares underlying options

Underwriter's Options and -                                           39,684 Shares underlying options
 Placement Agent Warrants
(currently subject to a Registration Statement)


INVESCO HEALTH SCIENCES FUND

/s/Ronald L. Grooms
----------------------------
Name

Ronald L. Grooms
----------------------------
Printed Name

Treasurer
----------------------------
Title

INVESCO GLOBAL HEALTH SCIENCES FUND

/s/Ronald L. Grooms
----------------------------
Name

Ronald L. Grooms
----------------------------
Printed Name

Treasurer
----------------------------
Title

INVESCO VIF-HEALTH SCIENCES FUND

/s/Ronald L. Grooms
----------------------------
Name

Ronald L. Grooms
----------------------------
Printed Name

Treasurer
----------------------------
Title

AIM FUNDS MANAGEMENT INC., AS MANAGER, ON BEHALF OF
AIM GLOBAL HEALTH SCIENCES FUND

/s/Susan J. Han
----------------------------
Name

Susan J. Han
----------------------------
Printed Name

Secretary
----------------------------
Title

AIM FUNDS MANAGEMENT INC., AS MANAGER, ON BEHALF OF
AIM GLOBAL HEALTH CARE CLASS

/s/Susan J. Han
----------------------------
Name

Susan J. Han
----------------------------
Printed Name

Secretary
----------------------------
Title

INVESCO SMALL COMPANY GROWTH FUND

/s/Ronald L. Grooms
----------------------------
Name

Ronald L. Grooms
----------------------------
Printed Name

Treasurer
----------------------------
Title


INVESCO VIF-SMALL COMPANY GROWTH FUND

/s/Ronald L. Grooms
----------------------------
Name

Ronald L. Grooms
----------------------------
Printed Name

Treasurer
----------------------------
Title

IRT SMALL CAP GROWTH FUND

/s/Linda Evans
----------------------------
Name

Linda Evans
----------------------------
Printed Name

Corporate Secretary
----------------------------
Title

MAXIM INVESCO SMALL-CAP GROWTH FUND

/s/David McLeod
----------------------------
Name

David McLeod
----------------------------
Printed Name

Treasurer
----------------------------
Title


INVESCO ENDEAVOR FUND

/s/Ronald L. Grooms
----------------------------
Name

Ronald L. Grooms
----------------------------
Printed Name

Treasurer
----------------------------
Title

                                  SCHEDULE 2.6

Options Proposed by Management of the Company but not yet Granted:

D. Geoffrey Shulman, President/CEO                60,000 plus 125,000(bonus)
Ron Carroll,Exec. VP/COO                          30,000
Stuart Marcus, Senior VP/CSO                      25,000
Scott Lundahl,VP, Technology                      15,000
Mark Carota, VP,Operations                        10,000
Nanette W. Mantell,Secretary                       2,500
Jacquie Kuritzky                                   2,500
Anna Houlihan                                      2,000
Donna Brown                                        1,000
Evelyn Juma                                        1,500
Caroline Hayde                                     1,000
Shari Lovell                                       2,500
Janet Kwiecien                                     1,500
Jim Mazzola                                        2,500
Tom Fallon                                        10,000
Michelle Clarke                                    5,000
Non-Executive Directors                           10,000 x 4 = 40,000

                                   SCHEDULE A



         Invesco Global Health Sciences Fund                  308,000
         Invesco Health Sciences Fund                         682,500
         Invseco VIF-Health Sciences Fund                      19,500
         AIM Global Health Sciences Fund                      195,000
         AIM GT Global Health Care Class                       95,000
         Invesco Small Company Growth Fund                     81,430
         Invesco VIF-Small Company Growth Fund                    500
         IRT Small Cap Growth Fund                              1,850
         Maxim Invesco Small-Cap Growth Fund                   16,220
         Invesco Endeavor Fund                                100,000